ALCOHOL SENSORS INTERNATIONAL, LTD.
                                  11 Oval Drive
                            Islandia, New York 11722

                                                     August 14, 1998

J. Ernest Hansen, President
American International Insurance Company
70 Pine Street
New York, New York 10270

          Re:  Series A Cumulative Non-Redeemable Convertible Preferred Stock


Dear Mr. Hansen:

          This letter will serve to confirm and memorialize the agreement between American International Insurance Company ("AIIC") and Alcohol Sensors International, Ltd. (ASI") that, notwithstanding the terms and provisions of the Certificate of Incorporation of ASI, as amended to date (the "Charter"), that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated as of December 20, 1996 (the "Purchase Agreement"), between ASI and AIIC, and that certain Registration Rights Agreement, dated as of December 20, 1996 (the "Registration Rights Agreement"), between ASI and AIIC, AIIC, as the registered and beneficial owner of all of the 833,333 shares (the "Preferred Shares") of the Series A Cumulative Non-redeemable Convertible Preferred Stock, par value $.001 per share, of ASI currently authorized and outstanding, has agreed to accept the following number of shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of ASI, in full and complete satisfaction of all dividend payments due AIIC with respect to the Preferred Shares for the Dividend Payment Dates (the singular of term as defined in the Charter) of June 30, 1997, December 31, 1997, June 30, 1998, December 31, 1998, June 30, 1999 and December 31, 1999:

               (a) 79,583 shares of Common Stock with respect to the Dividend Payment Date of June 30, 1997, determined by multiplying the amount of dividends due on said Dividend Payment Date (i.e., $119,375), by a fraction, the numerator of which is $3.00 and the denominator of which is $4.50;

               (b) 75,639 shares of Common Stock with respect to the Dividend Payment Date of December 31, 1997, determined by multiplying the amount of dividends due on said Dividend Payment Date (i.e., $112,500), by a fraction, the numerator of which is $3.00 and the denominator of which is $4.462;

               (c) 75,639 shares of Common Stock with respect to the Dividend Payment Date of June 30, 1998, determined by multiplying the amount of dividends due on said Dividend Payment Date (i.e., $112,500), by a fraction, the numerator of which is $3.00 and the denominator of which is $4.462;


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               (d) such  number of shares  of  Common  Stock as shall  equal the amount of dividends due on December 31, 1998, multiplied by a fraction, the numerator of which shall be $3.00 and the denominator of which shall be the Conversion Price (as such term is defined in the Charter) as then in effect, with respect to such Dividend Payment Date;

               (e) such number of shares of Common Stock as shall equal the amount of dividends due on June 30, 1999, multiplied by a fraction, the numerator of which shall be $3.00 and the denominator of which shall be the Conversion Price as then in effect, with respect to such Dividend Payment Date; and

               (f) such number of shares of Common Stock as shall equal the amount of dividends due on December 31, 1999, multiplied by a fraction, the numerator of which shall be $3.00 and the denominator of which shall be the Conversion Price as then in effect, with respect to such Dividend Payment date.

          In addition, each and all of the Shares shall be deemed "Registrable Securities" under, and shall be subject to, the Registration Rights Agreement for all purposes contained therein.

          Except as modified by the matters set forth herein, the terms and condition of the Charter, Purchase Agreement and Registration Rights Agreement shall remain in full force and effect.

          If the foregoing accurately reflects your understanding of our agreement with respect to the foregoing matters, kindly acknowledge and agree to such by executing the duplicate copy of this letter in the space indicated for such below.


                                        Very truly yours,

                                        Alcohol Sensors International, Ltd.


                                  By:         /s/ Joseph M. Lively
                                             Joseph M. Lively, President

Accepted and Agreed to:

American International Insurance Company


By:    /s/ J. Ernest Hansen
       J. Ernest Hansen, President